EXHIBIT  10.5

                              CONSULTING AGREEMENT

Jay Lanning, hereafter referred to as "Consultant", and Asia Properties, Inc., hereafter referred to as "Employer", agree as follows:

Consultant shall act as Chief Financial Officer of Employer, and provide accounting services and perform other duties normally associated with those of a Chief Financial Officer, on an hourly basis at the agreed upon rate of $60 per hour.

Employer agrees that it shall provide information necessary to the performance of said duties, and Consultant shall have access to all pertinent information. Consultant shall provide his best efforts consistent with the stated goals of Employer. However, Consultant cannot guarantee any particular result due to Employer's ultimate control of facilities and staff.

Consultant and Employer may from time to time exchange confidential information such as plans for future events. As to such information neither party shall disclose the same, unless the information becomes part of the public domain without the fault of either party, or was known to the party prior to the execution of this agreement.

Consultant shall make himself available to travel on behalf of Employer during the term of this agreement on occasions which are mutually agreeable to both. Travel dates will be agreed upon in advance, and arrangements for transportation and lodging shall be made by Employer.

Employer will pay or reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this agreement, subject to the presentation of appropriate documentation.

Consultant shall make himself available for review of any matters related to this agreement at reasonable times. Either party may terminate this agreement by notification for a material breach of the contract, or on 30 days notice without cause.

Any controversy or claim arising out of, or relating to, this Agreement, shall be settled by binding arbitration in San Diego, California, pursuant to the provisions or Title 9, Part 3 of the California Code of Civil Procedure, including Section 1283.05, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

This is the entire agreement between the parties and may not be altered except in writing.

                                   CONSULTANT:


Dated:  June  15,  1998                    /s/  JAY  LANNING
        --------                           -------------------------------------
                                           Jay  Lanning

                                           EMPLOYER:

Dated:  10/23/ ,  1998                     /s/  DANIEL  MCKINNEY
        ------                             -------------------------------------
                                           Daniel  Mckinney
                                           President, Asia Properties, Inc.